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                                       Exhibit 99.4 to Form 8-K Current Report

STERLING BANCSHARES, INC.
SELECTED CONSOLIDATED FINANCIAL DATA - PRO FORMA

The following pro forma consolidated financial data combines the historical consolidated financial statements of the Company and First Houston as if the Merger had occurred as of January 1, 1994, after giving effect to the pro forma adjustments described in the notes to the pro forma financial statements included as Exhibit 99.5 of this Report.

                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                                1996        1995        1994
                                                              --------    --------    --------
                                                                       (IN THOUSANDS,
                                                               EXCEPT FOR PER SHARE AMOUNTS)
SUMMARY OF INCOME:
Interest income.............................................  $ 62,171    $ 54,268    $ 44,475
Interest expense............................................    19,807      17,271      12,444
Net interest income.........................................    42,364      36,997      32,031
Provision for credit losses.................................     2,343       1,149       1,426
Non-interest income.........................................     8,598       8,068       7,740
Non-interest expense........................................    32,354      29,829      27,171
Income before income taxes..................................    16,265      14,087      11,174
Income taxes................................................     5,112       4,404       3,472
Net income..................................................    11,153       9,683       7,702

PER SHARE DATA:(1)
Net income per share (fully diluted)........................  $   0.79    $   0.70    $   0.57
Book value per common share.................................      4.90        4.24        3.26
Tangible book value per share...............................      4.77        4.08        3.08
Weighted average common and common equivalent shares........    14,064      13,841      13,607

BALANCE SHEET DATA:
Total assets................................................  $922,330    $767,972    $672,616
Loans, net of unearned discount.............................   554,325     441,375     372,538
Allowance for credit losses.................................     7,053       6,465       6,317
Investment securities.......................................   205,465     216,376     214,494
Deposits....................................................   840,344     687,125     607,899
Notes payable and senior debentures.........................     4,000       5,800       8,050
Shareholders' equity........................................    67,004      57,280      43,909

SELECTED PERFORMANCE RATIOS:
Return on average assets....................................      1.37%       1.38%       1.22%
Return on average shareholders' equity......................     17.85       19.03       18.00
Net interest margin (tax equivalent)........................      5.80        5.84        5.63
Dividend payout ratio.......................................     21.54       19.38       19.85

ASSET QUALITY RATIOS:
Non-performing loans to total period-end loans..............      0.53%       0.90%       0.71%
Period-end non-performing assets to total assets............      0.58        0.74        0.65
Period-end allowance for credit losses to non-performing
  loans.....................................................    239.25      163.71      230.72
Period-end allowance for credit losses to total loans.......      1.27        1.46        1.70
Net charge-offs to average loans............................      0.36        0.25        0.17

LIQUIDITY AND CAPITAL RATIOS:
Average loans to average deposits...........................     66.76%      65.81%      61.53%
Period-end shareholders' equity to total assets.............      7.65        7.46        6.53
Average shareholders' equity to average assets..............      7.70        7.25        6.76
Period-end Tier 1 capital to risk weighted assets(2)........     10.48       11.11       10.42
Period-end total capital to risk weighted assets (2)........     11.61       12.33       11.91
Period-end Tier 1 leverage ration (tangible shareholders'
  equity to total average assets)(2)........................      7.99%       7.88%       6.99%

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(1) Per share data for all periods and dates have been adjusted retroactively to give effect to the three-for-two split effected as a stock dividend to common shareholders distributed on February 24, 1997.

(2) Calculated in accordance with regulations in effect at December 31, 1996.

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